UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Investcorp AI Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (302) 738-7210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCAUF	The OTC Markets – Pink Sheets
Class A ordinary shares, par value $0.0001 per share	IVCAF	The OTC Markets – Pink Sheets
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCAWF	The OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2025, Investcorp AI Acquisition Corp., a Cayman Islands exempted company (“Company”), ICE I Holdings Pte. Ltd. (“Seller”), and Samara Special Opportunities, a Cayman Island exempted company (the “Acquirer”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller has agreed to sell to Acquirer, and Acquirer has agreed to purchase from Seller, an aggregate of (i) one Class B ordinary share, $0.001 par value per share, (ii) 4,528,124 Class A ordinary shares, $0.001 par value per share, and (iii) 11,261,250 private placement warrants held by the Seller (collectively, the “Transferred Securities”) for an aggregate purchase price of $1.00 (the “Transaction”). The transaction closed on August 28, 2025 (the “Closing Date”).

Pursuant to the Purchase Agreement, among other things:

●	Effective on the Closing Date of the Transaction, Nikhil Kalghatgi and Dean Clinton resigned from their positions as officers of the Company, and the Company appointed the following individuals designated by Acquirer in the position listed below:

Vikas Mittal, Principal Executive Officer;

James DeAngelis, Principal Financial Officer;

●	effective on the Closing Date of the Transaction, Nikhil Kalghatgi, Rishi Kapoor and Dean Clinton resigned from the Company’s board of directors and were replaced by Vikas Mittal and James DeAngelis (the “New Directors”); and

●	effective following the Closing Date of the Transaction, and upon the expiration of certain waiting periods contemplated by the Purchase Agreement, the remaining current directors of the Company will resign and be replaced by individuals designated by Acquirer to be appointed by the New Directors to the Company’s board of directors.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (i) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (iii) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed hereto as Exhibit 10.1, and which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this report, including, but not limited to, statements regarding the Company’s future financial position, business strategy, plans and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks related to the Company’s business, market conditions, the impact of general economic, industry, or political conditions in the United States or internationally, and other risks described in the Company’s filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated August 28, 2025, by and among Investcorp AI Acquisition Corp., ICE I Holdings Pte. Ltd. and Samara Special Opportunities

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp AI Acquisition Corp.

Date: August 28, 2025	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Principal Executive Officer

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